MAVERICK COMPLETES SALE OF INTEREST IN BARNETT SHALE PROJECT

Dallas, Texas, April 30, 2007

Maverick Oil and Gas, Inc. (OTCBB:MVOG) today announced that it has completed the sale of its interest in the Barnett Shale project for proceeds, net of our interest in the project, of approximately $22.5 million. After the payment of expenses of the transaction and project related expenses, we expect to yield net proceeds from the sale of approximately $20.5 million

Principally all of the net proceeds from the sale will be used to repay a portion of our outstanding convertible debentures, subject to the establishment of a temporary reserve to cover any customary post-closing adjustment items. The remainder of the net proceeds will be used for working capital. This sale was required as part of the Company’s earlier convertible debenture financings. The Company is in discussions with these debenture holders to restructure the remainder of our outstanding indebtedness.

About Maverick Oil and Gas

We are an early stage independent oil and gas company engaged in exploration, exploitation, development and production. We currently participate in these activities through the interests we hold in oil and gas exploration and development projects in Arkansas, Texas and Colorado. We will seek to acquire other exploration and production properties and from time to time sell or trade interests in properties in an effort to maximize value for our shareholders. For more information about the Company, please visit our website at www.maverickoilandgas.com

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future results, levels of activity, events, trends or plans. We have based these forward-looking statements on our current expectations and projections about such future results, levels of activity, events, trends or plans. These forward looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, events, trends or plans to be materially different from any future results, levels of activity, events, trends or plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as guidance, may, will, should, could, would, expect, plan, anticipate, believe, estimate, continue or the negative of such terms or other such expressions. Important factors that could have an effect on our business could cause actual results to differ materially from our

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expectations. These include, but are not limited to: (1) our ability to restructure the payment and other relevant terms on the balance of our secured convertible debentures in a manner that will maintain the Company as a viable concern now that the sale of our Barnett Shale project has been completed; (2) our ability to locate and finance the acquisition of income producing properties in the future sufficient to maintain the Company as a viable concern, given our currently limited capital resources; (3) our ability to find industry partners or otherwise facilitate the commercial development of our interest in the Fayetteville shale play; (4) our ability to sustain operations for a period of time necessary to implement certain of our development plans, given our currently limited resources: (5) whether ongoing or projected drilling efforts can be completed within our estimated time and cost budgets in view of the risks and uncertainties normally associated with drilling projects; (6) whether ultimate production from these efforts may be achieved, and if so, in a manner consistent with either initial test results or our expectations, given the uncertainties associated with drilling and extraction of oil and gas reserves; (7) whether long term test results will justify the drilling of additional wells; (8) when such additional wells may be drilled; and (9) in general, our ability to locate projects deemed attractive by management and our the ability to drill for and extract commercial quantities of oil and gas on these projects. Further, other than certain reserve amounts set aside at the closing, we have made no material provision to cover assertion of any material post-closing adjustment items following the sale of our interest in the Barnett Shale project. As they pertain to our business, in general, important factors that could cause our actual results to differ materially from our expectations, include but are not limited to those factors disclosed in our annual report on Form 10-K, our other filings with the Securities and Exchange Commission, as well as our other public documents and press releases which can be found on our web site (www.maverickoilandgas.com). Readers are cautioned not to place undue reliance on our forward looking statements, as they speak only as of the date made. Such statements are not guarantees of future performance or events and we undertake no obligation to disclose any revision to these forward looking statements to reflect events or circumstances occurring after the date hereof.

INVESTOR CONTACT

Stephen M. Cohen, CEO

215.568.4891

scohen@smcadvisors.net

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